Exhibit 99.1
Latch (Now DOOR) Continues to Make Progress Towards Becoming Current with SEC Filing Obligations, Files 2024 SEC Reports, and Provides 2024 and Preliminary 2025 Financial Update
DOOR continues to work diligently to file its 2025 SEC reports

November 5, 2025 – St. Louis – Latch, Inc., which has rebranded as DOOR (“DOOR” or the “Company”), today announced that the Company filed its Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”) with the U.S. Securities and Exchange Commission (the “SEC”). On the same day, DOOR also filed its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024, and September 30, 2024 (collectively with the 2024 Annual Report, the “2024 Reports”).

The 2024 Reports were filed under the Company’s legal name, Latch, Inc., as DOOR continues its transition to the new brand. The Company’s shares currently trade on the OTC Markets under the symbol, “LTCH,” and the corporate name and ticker update are expected at a later date.

The filing of the 2024 Reports marks another key milestone in DOOR’s progress toward regaining current SEC reporting status. DOOR is working diligently to complete its SEC filings for 2025.

DOOR is providing 2024 financial and business highlights and certain preliminary, unaudited financial information as of and for periods in 2025, which remains subject to completion when we become current with our SEC filing obligations.

2024 Financial and Business Highlights

●Software revenue of $20.3 million, a $2.5 million (14%) year-over-year increase
●Total revenue of $56.6 million, an $11.7 million (26%) year-over-year increase, while reducing operating expenses by $38.2 million, a 31% year-over-year improvement
●Net loss of $(57.6) million, a $49.9 million (46%) year-over-year improvement
●Adjusted EBITDA (non-GAAP) of $(40.7) million, a $27.7 million (41%) year-over-year improvement

“The filing of our 2024 Reports represents another major milestone in our commitment to becoming current with our SEC reporting obligations,” said David Lillis, Chief Executive Officer of DOOR. “I am incredibly proud of our team's performance, as we delivered strong top-line growth while demonstrating significant operational discipline. In 2024, we increased total revenue by 26% and decreased operating expenses by 31%, resulting in a 41% year-over-year improvement in our Adjusted EBITDA. These results underscore the strength and discipline of our team as we navigated a pivotal phase of the business. With our transition to DOOR well underway, we are focused on driving continued innovation, operational excellence, and sustainable growth across our expanding customer base.”

Lillis continued, "I am pleased to share that for the nine months ended September 30, 2025, we estimate that DOOR's total preliminary, unaudited revenues increased by at least 20% compared to the same period in 2024. This consistent growth demonstrates the maturity of our business model and the growing demand for our platform. It positions DOOR for continued momentum and a strong finish to 2025."

Key Business Metrics

(in thousands)

	Year Ended December 31,
	2024	2023	YoY Change (%)

GAAP(1) Measures
Software revenue	$ 20,255	$17,775	14%
Total revenue	$ 56,630	$ 44,961	26%
Net loss	$(57,596)	$(107,540)	(46)%
Non-GAAP Measure
Adjusted EBITDA	$(40,741)	$(68,459)	(41)%
(1)Generally accepted accounting principles in the United States of America

Additional details about DOOR’s 2024 performance are presented in the 2024 Reports.

Preliminary 2025 Cash Position Update

As of September 30, 2025, we estimate DOOR’s total preliminary, unaudited cash and cash equivalents and current and non-current available-for-sale securities (“Liquid Assets”) to be approximately $44.1 million.(1) DOOR estimates that it also had approximately $29.2 million in net inventory as of such date, which reflects a reduction for estimated excess and obsolete inventory reserves of approximately $11.6 million.

DOOR's Liquid Assets decreased by approximately $31.3 million from December 31, 2024 to September 30, 2025. The foregoing decrease was partly due to approximately $15.6 million of outflows attributed to: (i) approximately $8.9 million related to legal fees and settlements for ongoing stockholder litigation and the pending SEC investigation, (ii) approximately $3.3 million related to professional service fees incurred in connection with the preparation of our 2023 SEC
1DOOR also has current and non-current liabilities including, but not limited to, a $6.0 million term loan that matures on July 15, 2029, deferred revenue, accrued liabilities, accounts payable, and litigation reserves. The total amount of these liabilities cannot be determined until the Company becomes current with its SEC filing obligations.

reports, and (iii) approximately $3.4 million related to restructuring activity. While elevated expenses related to the stockholder litigation and SEC investigation are expected through the remainder of 2025, DOOR anticipates that total cash outflows from operating and non-recurring activities will be meaningfully lower in 2025 compared to 2024.

The decrease in DOOR’s Liquid Assets between December 31, 2024 and September 30, 2025 primarily occurred during the quarter ended March 31, 2025, and DOOR experienced a significant reduction in cash outflows during the quarters ended June 30, 2025 and September 30, 2025. See the table below for more detail.

Quarter Ended	December 31, 2024	March 31, 2025 (Unaudited)	June 30, 2025 (Unaudited)	September 30, 2025 (Unaudited)
Value of Liquid Assets	$75.4 million	$50.6 million(1)	$46.8 million(1)	$44.1 million
Period-Over-Period Change(2)	-	$24.8 million	$3.8 million	$2.7 million
Litigation, Untimely Audit, and Restructuring Fees(3)	-	$11.3 million	$2.3 million	$2.0 million
(1)Amounts exclude cash required to settle investment securities that were purchased during the applicable period, as the corresponding funds were deducted from the Company’s accounts in the following period.
(2)Represents the change in value of Liquid Assets from the end of the prior quarter.
(3)Includes legal fees and settlements related to ongoing stockholder litigation and the pending SEC investigation, professional service fees in connection with preparation of our 2023 SEC reports, and restructuring costs.

The amounts discussed above are preliminary, unaudited estimates and should not be relied upon as an indicator of DOOR’s 2025 performance. We have not completed our financial procedures for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, and our actual Liquid Assets, revenues, and other financial information may differ, possibly materially, from the Liquid Assets, revenues, and other preliminary financial information presented above due to a variety of factors. Accordingly, investors are cautioned not to place undue reliance on the foregoing preliminary, unaudited estimates because they do not provide a complete view of the Company’s current financial results and position. These preliminary, unaudited estimates reflect the Company’s best estimate of the amounts set forth above and are based on the information available to us as of the date of this press release. Additionally, our independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to these preliminary estimates and does not express an opinion or provide any other form of assurance with respect to these preliminary, unaudited estimates. These preliminary financial results should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, these preliminary, unaudited estimates should not be interpreted as indicative of future performance. The Company intends to provide its finalized comprehensive financial position in connection with becoming current with its SEC filing obligations, and you should review such information when available. The Company assumes no obligation to update or revise these preliminary, unaudited estimates, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC.

About DOOR
DOOR is a Building Intelligence company redefining how buildings operate. By combining premium hardware, intuitive software, and automated services into one streamlined system, DOOR helps properties think ahead, reduce overhead, and quietly improve life inside. Headquartered in St. Louis, DOOR supports owners, operators, and residents across residential portfolios and purpose-built communities.
DOOR continues to operate under the legal name Latch, Inc., and its common stock continues to trade under the stock symbol, “LTCH.” The company anticipates updating its corporate name and stock symbol at a later date.
The new brand and platform experience are live today at DOOR.com.
Key Business Metrics
DOOR reviews key business metrics to measure its performance, identify trends affecting its business, formulate business plans, and make strategic decisions that will impact the future operating results of the Company. For definitions and discussions of our key business metrics, see the 2024 Annual Report. Increases or decreases in the Company’s key business metrics may not correspond with increases or decreases in its revenue.
The limitations these key business metrics have as an analytical tool include: (1) they are not necessarily indicative of the Company’s future financial results and (2) other companies, including companies in DOOR’s industry, may calculate key business metrics or similarly titled measures differently, which reduces their usefulness as comparative measures.
Non-GAAP Financial Measures
To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented in this press release Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.
We define Adjusted EBITDA as our net loss, excluding the impact of the following items, if applicable: (i) depreciation and amortization expense, (ii) net interest income or expense,

(iii) provision for income taxes, (iv) change in fair value of warrant liability, trading securities, or derivative instruments, (v) restructuring costs, (vi) transaction-related costs, (vii) net impairment of intangible assets, (viii) non-ordinary course legal fees and settlement reserves, (ix) stock-based compensation expense and (x) gain or loss on extinguishment of debt. The most directly comparable GAAP measure is net loss. We believe excluding the impact of these items in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. We monitor, and have presented in this press release, Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. We believe Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we include in net loss. Accordingly, we believe Adjusted EBITDA provides useful information to investors, analysts, and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance.
Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, the expenses and other items that we exclude in our calculations of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.
In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. The following table reconciles Adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP (in thousands):

	Year ended December 31,
	2024	2023

Net Loss	$(57,596)	$(107,540)
Depreciation and amortization	7,202	7,201
Interest income, net(1)	(1,416)	(2,309)
Provision for income taxes	2	30
Change in fair value of warrant liability	(159)	(230)
Restructuring costs	1,581	5,812
Transaction-related costs	-	1
Impairment of intangible assets, net	2,849	-
Non-ordinary course legal fees and settlement reserves(2)	7,376	10,405
Stock-based compensation	(580)	18,171
Adjusted EBITDA	$(40,741)	$(68,459)
(1)As a result of significant discounts provided to our customers on certain long-term software contracts paid in advance, the Company has determined that there is a significant financing component related to the time value of money and has therefore broken out the interest component and recorded it as a component of interest income, net on the Consolidated Statements of Operations and Comprehensive Loss. Interest income, net includes interest expense associated with the significant financing component of $3.5 million and $4.6 million for the years ended December 31, 2024 and 2023, respectively.
(2)For the year ended December 31, 2024, the amount primarily represents legal fees related to certain stockholder lawsuits and the ongoing SEC investigation. While the Company is involved in various litigation and legal disputes in the ordinary course of its business, the Company believes the non-ordinary course legal fees and settlement reserves included in our calculation of Adjusted EBITDA do not represent normal operating expenses. These costs are included within general and administrative within the Consolidated Statements of Operations and Comprehensive Loss.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "would," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the timing of the Company’s filings with the SEC, the Company’s cash expenditures, cash flows, revenues, and other financial or operational results, and the Company’s business plans. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including: the Company's ability to implement its business plans and achieve revenue forecasts; unexpected delays, difficulties, or expenditures; and other factors outside of the Company’s control. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of the 2024 Annual Report and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.
Media Contact:
press@door.com
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